SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 24, 2008

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 Harbor Bay Parkway, Alameda, California 94502
(Address of principal executive offices, including zip code)

(510) 748-4900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 8.01 Other Items

At the annual meeting of the stockholders of Advanced Cell Technology, Inc. (the “Company”) held on December 28, 2007, subsequently adjourned until January 10, 2008, and further adjourned until January 24, 2008, the stockholders duly approved and adopted a proposal to amend the Company’s 2005 Stock Incentive Plan, or the Plan, to increase the maximum number of shares of common stock issuable under the Plan by 25,000,000 shares. The Company’s employees (including its named executive officers), directors and consultants are eligible to participate in the Plan.

The preceding description of the amendment to the Plan is a summary and is qualified in its entirely by reference to the copy of the Plan, as amended, which is attached as Appendix A to the Proxy Statement, as filed with the Securities and Exchange Commission on November 26, 2007.

ITEM  9.01            Financial Statements and Exhibits

(c)	Exhibits. The following exhibit accompanies this Report:

Exhibit No.	Exhibit Description

10.1

Advanced Cell Technology, Inc. 2005 Stock Incentive Plan, as amended (previously attached as Appendix A to the Company’s Proxy Statement filed on Schedule 14A as filed with the SEC on November 26, 2007)

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: January 28, 2008

Exhibits

Exhibit No.	Exhibit Description

10.1

Advanced Cell Technology, Inc. 2005 Stock Incentive Plan, as amended (previously attached as Appendix A to the Company’s Proxy Statement filed on Schedule 14A as filed with the SEC on November 26, 2007)